UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 13, 2008
Date of Report (Date of earliest event reported)

Millennium Cell Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-31083	22-3726792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Industrial Way West
Eatontown, New Jersey 07724
(Address of principal executive offices)

(732) 542-4000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities.

           During the period from January 3, 2008 until March 18, 2008, Millennium Cell Inc. (the “Company”) issued a total of 4,977,063 shares of its common stock to holders of the Company’s Unsecured Convertible Debentures Due February 16, 2010 (the “2007 Debentures”) upon such holders’ conversion of an aggregate principal amount of $1,098,560 of such debentures.  The table below sets forth the conversion dates, shares of common stock issued, and the principal amount of 2007 Debentures converted during this period.

Conversion Date	Shares of Common Stock Issued	Principal Amount of 2007 Debentures Converted ($)
January 8, 2008	400,000	131,480
January 8, 2008	336,000	106,410
January 28, 2008	174,644	51,240
January 28, 2008	58,215	17,080
February 19, 2008	55,100	14,610
February 20, 2008	100,000	26,070
February 21, 2008	130,000	33,460
February 22, 2008	45,000	11,330
February 23, 2008	5,000	1,230
February 26, 2008	50,000	12,090
February 28, 2008	189,700	43,920
February 28, 2008	232,222	53,760
February 28, 2008	77,407	17,920
February 29, 2008	140,000	31,930
March 4, 2008	115,000	25,220
March 3, 2008	73,600	16,520
March 5, 2008	36,700	7,860
March 6, 2008	37,673	7,880
March 6, 2008	113,010	23,650
March 7, 2008	135,000	26,610
March 7, 2008	100,000	20,290
March 10, 2008	525,891	100,000
March 10, 2008	35,000	6,660
March 11, 2008	75,000	13,760
March 13, 2008	700,901	124,970
March 13, 2008	46,000	8,220
March 14, 2008	480,000	82,320
March 17, 2008	350,000	57,190
March 18, 2008	160,000	24,880

The shares issued upon the conversions described above were issued to existing security holders and no commission or other remuneration was paid or given directly or indirectly for soliciting such conversions.  Accordingly, the issuance of such shares of common stock was made pursuant to an exemption from registration contained in Section 3(a)(9) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Millennium Cell Inc.

By: /s/ John D. Giolli
Name: John D. Giolli, CPA
Title: Chief Financial Officer

Date: March 18, 2008